                                                                 EXHIBIT 10.10.4

                                    WESTCORP

              EMPLOYEE STOCK OWNERSHIP PLAN AND SALARY SAVINGS PLAN

            (As Amended and Restated Effective as of January 1, 2001)

                               AMENDMENT NO. FOUR

WHEREAS, WESTCORP, a California corporation (the "Company") established the Westcorp Employee Stock Ownership Plan and Salary Savings Plan (the "Plan"), effective as of January 1, 1975, for the benefit of its eligible employees and their beneficiaries; and

WHEREAS, the Company adopted the 2001 Restatement of the Plan effective as of January 1, 2001 and the Plan was amended thereafter on three separate occasions; and

WHEREAS, Section 17.1 of the Plan gives the Administrative Committee of the Plan the authority to amend the Plan; and

WHEREAS, the Administrative Committee has determined that it is in the best interest of the Plan's participants and their beneficiaries that the Plan be amended as set forth herein.

NOW, THEREFORE, pursuant to resolutions adopted by the Plan's Administrative Committee, the Plan is hereby amended effective as of May 27, 2003, as follows:

         1. Section 4.5 is hereby amended in its entirety to read as follows:

                  "4.5 Except as provided in Article XIX and pursuant to such rules and procedures as may be prescribed by the Committee, Participants and Beneficiaries may direct the investment of the assets in some or all of their Accounts. In order to facilitate the administration and operation of the Plan and the execution of such investment directions, the Committee, in its absolute discretion, may adopt rules and procedures that prohibit excessive trading or trading which adversely affects the liquidity of the unitized Company stock account maintained by the Plan, both as reasonably determined by the Committee in its absolute discretion. Such rules may include, without limitation, limits on (i) the frequency that a Participant or Beneficiary may provide investment directions, (ii) the number of investment directions that a Participant or Beneficiary may give during any period determined by the Committee, (iii) the number of units or dollar value of the unitized Company stock account which may be traded in any period determined by the Committee, or the imposition of restrictions upon the method that a Participant or Beneficiary may utilize in giving such investment directions. In addition, Participant and Beneficiary investment directions shall be subject to the limitations regarding transfers imposed by the individual investment options made available to Participants and Beneficiaries under the Plan.

                  The Plan is intended to constitute a plan described in ERISA
                  Section 404(c) and 29 CFR Section 2550.404c-1. It is intended that the fiduciaries of the Plan shall be relieved of liability for any losses which are the direct and necessary result of investment instructions given by a Participant or Beneficiary."

         2. In adopting this Amendment, the Company's intent is to maintain the qualified status of the Plan and the tax exemption of its related trust under the Code. Accordingly, the provisions of this Amendment shall be interpreted in a manner consistent with the continued qualification of the Plan and the tax exemption of the trust. Additionally, nothing in this Amendment shall be deemed to reduce or eliminate any benefit that is protected under section 411(d)(6) of the Code or the corresponding provisions of Title I of the Employee Retirement Income Security Act of 1974.

IN WITNESS WHEREOF, the Administrative Committee of the Westcorp Employee Stock Ownership Plan and Salary Savings Plan has adopted this Amendment No. Four on this 27th day of May, 2003.

                                ADMINISTRATIVE COMMITTEE OF THE
                                WESTCORP EMPLOYEE STOCK OWNERSHIP
                                PLAN AND SALARY SAVINGS PLAN

                                By: __________________________________________
                                      Shaunna Monticelli, Chairman
                                      Administrative Committee of the Westcorp
                                      Employee Stock Ownership Plan and Salary
                                      Savings Plan